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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported)    March 22, 2001
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                         MARTIN MARIETTA MATERIALS, INC.
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             (Exact name of registrant as specified in its charter)



      North Carolina                   1-12744                  56-1848578
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)



              2710 Wycliff Road, Raleigh, North Carolina 27607-3033
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                    (Address of principal executive offices)



Registrant's telephone number, including area code    (919) 781-4550
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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ITEM 9.  REGULATION FD DISCLOSURE

         In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

               Currently, the management of Martin Marietta Materials, Inc. (the "Company") believes the construction industry's overall consumption levels, and the Company's heritage shipments, will remain at constant levels or increase by up to 2% in 2001. This rate of heritage growth is built on an expected 5% to 9% growth in infrastructure-related aggregates volume, comparable to the highway construction forecast published by the American Road and Transportation Builders Association ("ARTBA"). However, within the construction industry, management believes the anticipated increases in public-works construction will be offset by decreases in the residential and commercial construction markets, as a result of a slowing economy. The continued impact of the factors cited in the ARTBA forecast could negatively affect anticipated infrastructure aggregates volume growth. Due to the high level of fixed costs associated with aggregates production, the Company's operating leverage can be substantial. Therefore, a slowdown in shipments and the resultant reduction in production would impact earnings. Currently, the Company's overall aggregates production and shipments volumes are expected to grow by approximately 12% to 15%, including heritage growth, the purchase of Meridian Aggregates Company and several smaller acquisitions, and capacity expansion programs that are currently in process. Coupled with anticipated price increases of 3% to 4% in 2001, net sales are expected to increase 15% to 19%. Based on current economic forecasts, which predict negligible to modest growth in gross national product, and moderating energy costs, net earnings are expected to increase at a rate of 10% to 15%, after interest costs and goodwill amortization on new acquisitions, and excluding any gain or impact on operating earnings related to the sale of the Company's Magnesia Specialties divisions' refractories business. The Company's Meridian acquisition is expected to be neutral to slightly accretive to earnings, while the smaller acquisitions could have a slightly dilutive to neutral effect on 2001 earnings. Management cannot guarantee that the Company will achieve these expectations for 2001.

               Over the next five years, management expects that the Aggregates division's business and financial results will continue to grow, as a result of increased infrastructure construction spending generated by the Transportation Equity Act for the 21st Century, coupled with moderate growth in residential and commercial construction. Further, the Aggregates division will generally follow national, regional and local general economic, construction and industry trends.

         This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company contain statements which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those arising out of economic, climatic, political, regulatory, competitive and other factors, including inaccurate assumptions. Investors are also

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cautioned that it is not possible to predict or identify all such factors.
Consequently, Investors should not consider any such list to be a complete statement of all potential risks or uncertainties. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Sections 27A and 21E. These forward-looking statements are made as of the date hereof based on management's current expectations and the Company does not undertake an obligation to update such statements, whether as a result of new information, future events or otherwise. For a discussion identifying some important factors that could cause actual results to vary materially from those anticipated in the forward looking statements, see the Company's Securities and Exchange Commission filings, including but not limited to, the discussion of "Competition" in the Company's Annual Report on Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 2000 Annual Report and "Note A: Accounting Policies" and "Note L: Commitments and Contingencies" of the Company's Audited Consolidated Financial Statements included in the 2000 Annual Report.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                          MARTIN MARIETTA MATERIALS, INC.
                                          (Registrant)



Date:  March 22, 2001                     By: /s/ Bruce A. Deerson
                                             -----------------------------------
                                              Bruce A. Deerson
                                              Vice President and General Counsel



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